UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FIRST FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST FINANCIAL HOLDINGS, INC.

2440 Mall Drive, Charleston, SC 29406

July 11, 2013

Dear Fellow Shareholder:

Our special meeting of shareholders, scheduled for July 24, 2013, is fast approaching and I am writing to remind you that it is important for you to vote on the matters described in the proxy materials that we mailed to you on or about June 19, 2013.

We strongly encourage you to vote your shares today. First Financial Holdings, Inc.’s (“First Financial”) Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation (“SCBT”) and First Financial Holdings, Inc., pursuant to which First Financial and SCBT will merge; “FOR” the proposal to adjourn the First Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Financial merger proposal; and “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of First Financial may receive in connection with the merger pursuant to existing agreements or arrangements with First Financial.

You are encouraged to vote your shares by telephone or over the Internet by following the instructions on the enclosed proxy form. As an alternative, you can also vote by completing and returning the enclosed proxy form utilizing the enclosed postage paid envelope. More detailed information about each of these proposals was included in the joint proxy statement/prospectus that we mailed to you on or about June 19, 2013, a copy of which can also be found online at www.cfpproxy.com/4223SM under the section “Proxy Materials.”

If you have any questions or need assistance, please contact our proxy solicitor, AST Phoenix Advisors at (877) 478-5038 (toll-free).

Regardless of the number of shares you own, it is important that you cast your vote and make your voice heard on these important matters regarding our company.   If you have already submitted your vote, please accept our thanks and disregard this letter.  I thank you for your investment in First Financial.

Sincerely,

/s/ R. Wayne Hall
R. Wayne Hall

P.O. Box 118068 • Charleston, SC 29423-8068 • (843) 529-5933 • FAX (843) 529-5883

www.firstfinancialholdings.com